AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of June 26, 2008 (this “Amendment”), among COLUMN FINANCIAL, INC. (the “Buyer”), CARE QRS 2007 RE HOLDINGS CORP. (the “Seller”), CARE MEZZ QRS 2007 RE HOLDINGS CORP. (the “Mezzanine Loan Subsidiary”) and CARE INVESTMENT TRUST INC. (the “Guarantor”).

RECITALS

The Buyer, the Seller, the Mezzanine Loan Subsidiary and the Guarantor are parties to that certain Master Repurchase Agreement, dated as of October 1, 2007, as amended by Amendment No. 1, dated as of December 17, 2007 and Amendment No. 2, dated as of March 6, 2008 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). The Guarantor is party to that certain Guaranty (the “Guaranty”) dated as of October 1, 2007. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Guaranty.

The Buyer, the Seller, the Mezzanine Loan Subsidiary and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller, the Mezzanine Loan Subsidiary and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, and the Guaranty is hereby ratified and affirmed, as follows:

Section 1. Margin Call; Margin Deficit. All references in the Existing Repurchase Agreement to “Margin Call” shall mean “Asset Value Margin Call” and all references to “Margin Deficit” shall mean “Asset Value Margin Deficit”.

Section 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 adding the following definitions in their proper alphabetical order:

“Non-Recourse Indebtedness” means all Indebtedness other than Recourse Indebtedness.

“Recourse Indebtedness” any Indebtedness for which a lender may seek full or partial satisfaction from the borrower or any other Person.

2.2 deleting the definitions of “Liquidity Trigger Amount” and “Purchase Price” in their entirety and replacing them with the following:

“Liquidity Trigger Amount” means an amount equal to $5,000,000.

“Purchase Price” means:

(a) on the Purchase Date, the price at which each Purchased Asset (other than a Mezzanine Loan) is transferred by Seller to Buyer, or, in the case of a Mezzanine Loan, the price at which such Mezzanine Loan is transferred by Seller to the Mezzanine Loan Subsidiaries, which price shall equal the Asset Value of such Purchased Asset on such Purchase Date; and

(b) on any day after the Purchase Date, except where Buyer and the Seller agree otherwise, the amount determined under the immediately preceding clauses (a) decreased by the amount of any cash transferred by the Seller to Buyer pursuant to Section 4(d) hereof or applied to reduce the Seller’s obligations under clause (ii) of Section 4(c) hereof or under Section 6 hereof.

2.3 deleting the definitions of “Concentration Calculation”, “Concentration Limit”, “Concentration Limit Margin Call”, Concentration Limit Margin Deficit”, “Concentration Limit Trigger Date”, “Concentration Trigger Reference Date”, “Rating Margin Call” and “Rating Margin Deficit” in their entirety and all references thereto.

Section 3. Margin Maintenance. Section 6 of the Existing Repurchase Agreement is hereby amended by deleting clauses 6(b) and 6(c) in their entirety.

Section 4. Covenants. Section 14(s) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

s. Indebtedness. Seller shall not incur any other Indebtedness without the prior written consent of Buyer. Guarantor shall not incur any Indebtedness without the prior written consent of Buyer, other than (a) Non-Recourse Indebtedness, to the extent that the loan-to-value for such Non-Recourse Indebtedness does not exceed 80% at any time, and (b) Recourse Indebtedness in connection with the financing of unencumbered assets, to the extent that the loan-to-value for such Recourse Indebtedness does not exceed 50% at any time. For the avoidance of doubt, notwithstanding anything to the contrary set forth in the Program Agreements, Guarantor may enter into usual and customary non-recourse carve-out guaranties, including, without limitation, environmental indemnity agreements and other documents of a similar nature (“Non-recourse Documents”), in connection with the purchase of real property by Guarantor or a Subsidiary thereof, which Non-recourse Documents shall not be required to be subordinated to the Guarantor’s obligation under the Program Agreements.

Section 5. Conditions Precedent. This Amendment shall be effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following condition precedents:

(a) the Buyer shall have received this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller, the Guarantor and the Mezzanine Loan Subsidiary.

Section 6. Representations and Warranties. The Seller and the Mezzanine Loan Subsidiary each hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

Section 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement except as expressly set forth herein.

Section 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 10. Reaffirmation of Guaranty. Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that such Guaranty shall apply to all of the Obligations under the Repurchase Agreement, as it may be amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

COLUMN FINANCIAL, INC., as Buyer
By:
Name:
Title:

CARE QRS 2007 RE HOLDINGS CORP., as Seller
By:
Name:
Title:

CARE MEZZ QRS 2007 RE HOLDINGS CORP., as Mezzanine Loan Subsidiary
By:
Name:
Title:

CARE INVESTMENT TRUST, INC., as Guarantor
By:
Name:
Title: